Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of Cheetah Holdings Corporation for the period from the date of inception on June 21, 2010 to June 30, 2010 of our reports dated August 2, 2010 included in its Registration Statement on Form S-1 dated August 4, 2010 relating to the financial statements and financial statement schedules for the period from the date of inception on June 21, 2010 to June 30, 2010 listed in the accompanying index.

/s/ Sam Kan & Company
Firm’s Manual Signature
Alameda
City, State
August 4, 2010
Date